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                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 17, 1997 on the consolidated financial statements of Neutronics Electronic Industries Holding A.G. as of December 31, 1996, 1995 and 1994 and for the periods then ended, included in this Form 8-K of Flextronics International Limited.

                                        /s/ MOORE STEPHENS
                                        ------------------
                                        Moore Stephens


Moore Stephens, London
January 9, 1998